UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2026

Jersey Mike’s Subs Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-43426	41-5138619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Commvault Way, S300, Tinton Falls, NJ 07724

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (732) 223-4044

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	JMKE	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of Registrant.

(b) Information required by Item 403(c) of Regulation S-K regarding arrangements known to the registrant which may at a subsequent date result in a change of control.

The information set forth under Item 8.01 below is incorporated by reference into this Item 5.01.

Item 8.01 Other Events.

On September 16, 2026 (the “Closing Date”), affiliates of certain investment funds associated with or designated by Blackstone Inc. (“Blackstone”) that are the current majority owners of Jersey Mike’s Subs Inc. (the “Company”), informed the Company as follows:

“As of the Closing Date, affiliates of Blackstone (the “Borrowers”) have entered into under one or more margin loan agreements, each dated as of the Closing Date, with Morgan Stanley Senior Funding, Inc., as administrative agent, and the lenders party thereto from time to time (the “Lenders”), which, together with existing margin loan agreements, provide for aggregate borrowings of approximately $1.09 billion (collectively, the “Loan Agreements”). Pursuant to one or more pledge and security agreements (collectively, the “Pledge Agreements” and, together with the Loan Agreements, the “Loan Documents”), to secure borrowings under the Loan Agreements, the Borrowers have collectively pledged 127,631,450 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of the Company (the “Class A Pledged Shares”), 44,990,370 shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock”) of the Company (the “Class B Pledged Shares” and, together with the Class A Pledged Shares, the “Pledged Shares”) and 44,990,370 common units (the “Common Units”) of Jersey Mike’s HoldCo, LLC (the “Pledged Units” and together with the Pledged Shares, the “Pledged Collateral”). As of the Closing Date, the Pledged Collateral represented approximately 54.3% of the issued and outstanding Class A Common Stock, assuming the exchange of all outstanding Common Units (other than those held directly or indirectly by the Company), together with a corresponding number of shares of Class B Common Stock, for shares of Class A Common Stock on a one for one basis.

The Loan Agreements contain customary default provisions. In the event of a default under the Loan Agreements by the Borrowers, the Secured Parties (as defined in the Loan Agreements) may foreclose upon any and all Pledged Shares and the Pledged Units.”

The Company did not independently verify or participate in the preparation of the foregoing disclosure. In addition, the Company is not a party to the Loan Documents and has no obligations thereunder, but has delivered letter agreements to each of the Lenders and the lenders party to existing margin loan agreements (the “Existing Lenders”) in which it has, among other things, agreed, subject to applicable law and stock exchange rules, not to take any actions that are intended to materially hinder or delay the exercise of any remedies by the Lenders and the Existing Lenders under the Pledge Agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2026	Jersey Mike’s Subs Inc.

	By	/s/ Michele Allen
	Name:	Michele Allen
	Title:	Chief Financial Officer